Exhibit 10

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), made and entered into as of the 30th day of June, 2006, by and between FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina (the "Bank"), and R. LARRY CAMPBELL (the "Employee") amends the Employment Agreement dated as of April 10, 2000, by and between the Bank and the Employee (the "Employment Agreement").

         NOW, THEREFORE, in consideration of the mutual promises of the parties and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment of Employment Agreement. The Employment Agreement is hereby amended as follows:

(a) The last sentence of Section 5(d) of the Employment Agreement is deleted in its entirety and replaced with the following:

     "In addition to and notwithstanding the foregoing, in the event of a termination pursuant to this Section 5(d), the Bank shall continue to provide to the Employee either the benefits to which the Employee is entitled under this Agreement or the economic equivalent thereof through December 31 of the second calendar year following the year in which the Employee's employment is terminated; provided that such benefits or payments are given or made in compliance with Section 409A of the Code (defined below) and the regulations promulgated thereunder."

(b) The following new Section 20 is added to the Employment Agreement:

     "20. Code ss. 409A. It is the intent of the parties that this Agreement and all payments made hereunder shall be in compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended from time to time, (including corresponding provisions of succeeding law) (the "Code") and the regulations promulgated thereunder. If any provision of this Agreement shall not be in compliance with section 409A of the Code and the regulations thereunder, then such provision shall be deemed automatically amended without further action on the part of the Bank or the Employee to the minimum extent necessary to cause such provision to be in compliance and such provision will thereafter be given effect as so amended. If postponing payment of any amounts due under this Agreement is necessary for compliance with the requirements of section 409A of the Code and the regulations thereunder to avoid adverse tax consequences to the Employee, then payment of such amounts shall be postponed to comply with section 409A. Any and all payments that are postponed under this Section 20 shall be paid to the Employee in a lump sum at the earliest time that does not result in adverse tax consequences to the Employee under section 409A."

2. Entire Agreement. The Agreement as amended hereby forms the entire agreement between the parties hereto with respect to the subject matter contained in the Employment Agreement as amended hereby and, except as otherwise provided herein, shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

3. Effect of Amendment. Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect and enforceable in accordance with its terms as amended hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  FIRST NATIONAL BANK
                                  AND TRUST COMPANY


                                  By /s/ Michael C. Miller
                                     ---------------------
                                     Michael C. Miller
                                     Chairman and President


                                     /s/ R. Larry Campbell (SEAL)
                                     ---------------------
                                     R. Larry Campbell